UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2006
STONERIDGE, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	001-13337 (Commission File Number)	34-1598949 (I.R.S. Employer Identification No.)

9400 East Market Street, Warren, Ohio (Address of principal executive offices)	44484 (Zip Code)
Registrant’s telephone number, including area code: (330) 856-2443
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Deferred Compensation Plans
     On July 24, 2006, the Board of Directors of Stoneridge, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors, approved the Stoneridge, Inc. Outside Directors’ Deferred Compensation Plan and the Stoneridge, Inc. Employees’ Deferred Compensation Plan. The plans are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including any regulations promulgated thereunder. The purpose of the plans is to further long-term growth of the Company by allowing non-employee directors and certain senior level employees, as applicable, to defer receipt of certain compensation, keeping their financial interests aligned with the Company, and providing them with a long-term incentive to continue providing services to the Company. Both plans may be terminated at any time by action of the Board of Directors; provided, however, no termination, without the prior written consent of the participant or the beneficiary, as the case may be, will affect the amount or form of the participant’s or the beneficiary’s deferred compensation benefit prior to the termination or the right of the participant or beneficiary to receive such benefit.
     Outside Directors’ Deferred Compensation Plan (the “Directors’ Plan”)
     The Directors’ Plan is available to non-employee directors unless the Board of Directors designates otherwise. The Directors’ Plan is unfunded and provides each eligible director an opportunity to defer receipt of, and therefore income resulting from, certain elements of compensation earned by the directors as the result of such individuals’ performance of services as a director. Under the Directors’ Plan participants must timely complete and submit an Agreement for Deferred Compensation Benefits in order to be able to defer any compensation into the Directors’ Plan. A director must complete and submit a new agreement prior to the beginning of each calendar year in which he or she earns compensation eligible to be deferred under the Directors’ Plan. All elections to defer a director’s compensation are irrevocable. A director may defer the following components of compensation under the Directors’ Plan: (i) retainer fees, (ii) meeting fees, (iii) any other fees received as a result of services rendered on behalf of Stoneridge as a director, and (iv) restricted common shares granted under the Directors’ Restricted Shares Plan. A director may defer his or her compensation for (i) three years, (ii) five years, or (iii) until he or she no longer serves as a director, for whatever reason. Benefits will be paid to directors as of the earliest of the following dates: (i) the date the director elected on his or her Agreement, (ii) the date that the director no longer serves as a director, for whatever reason, despite any election made by such director, (iii) the occurrence of an unforeseeable emergency upon request, (iv) the director’s death, or (v) the date on which the director is found to be disabled. Benefits shall be paid as (i) one lump sum, (ii) installments paid over five (5) years, or (iii) installments paid over ten (10) years, as elected. Directors’ will earn interest on amounts credited to their Accounts, except for those amounts that are attributable to restricted shares awards, which is equal to the prime rate of interest plus one percentage (1%) point.
     A copy of the Directors’ Plan is attached hereto as Exhibit 99.1.
     Employees’ Deferred Compensation Plan (the “Employees’ Plan”)
     The Employees’ Plan is for the benefit of officers and other key employees who are designated by Stoneridge as eligible to participate. The Employees’ Plan is also unfunded and provides eligible employees the opportunity to defer receipt of all or a portion of their compensation. Certain key provisions of the Employees’ Plan, including how individuals participate, deferral periods and distributions options, mirror the Directors’ Plan (described above). Under the Employees’ Plan distributions due to a separation from service, which are made to employees deemed to be specified employees (generally individuals who (i) owns more than 5% of Stoneridge’s stock; (ii) owns more than 1% of Stoneridge’s stock and has compensation in excess of $150,000; or (iii) is an officer of Stoneridge and has compensation in excess of $130,000) must be delayed for six (6) months from the date of the individual’s separation from service. All distributions upon a separation from service or resulting from a change in control shall be made in one lump sum payment, regardless of an employee’s elections. An employee’s Account will be distributed to him or her upon a change of control.
     A copy of the Employees’ Plan is attached hereto as Exhibit 99.2

Grants Under Long-Term Incentive Plan
     July 23, 2006, the Company’s Board of Directors’ Compensation Committee approved the grants of restricted common shares to certain officers of the Company, including the executive officers, under the Company’s Long-Term Incentive Plan. By linking a significant portion of the awarded restricted common shares to Company performance the grants help tie overall compensation to Company performance and returns to shareholders. Until vested and no longer subject to forfeiture the restricted common shares may not be sold or transferred. John C. Corey received 137,500 restricted common shares, George E. Strickler received 68,750 restricted common shares, Edward F. Mosel received 33,750 restricted common shares, Mark J. Tervalon received 31,250 restricted common shares and each of Thomas A. Beaver, Andrew M. Oakes, and Vincent F. Suttmeier received 23,125 restricted common shares. Of those shares, 55,000 for Mr. Corey, 27,500 for Mr. Strickler, 13,500 for Mr. Mosel, 12,500 for Mr. Tervalon and 9,250 for each of Mr. Beaver, Mr. Oakes and Mr. Suttmeier are time-based restricted common shares. If the recipient is still employed by the Company on July 23, 2009 all of these share amounts will vest and no longer be subject to forfeiture on that date. The remainder of the restricted common shares are subject to forfeiture until July 23, 2009 and will vest depending on the Company’s cumulative performance in fiscal years 2006, 2007 and 2008. If the recipient is employed by the Company on July 23, 2009 the restricted common shares tied to performance will vest and no longer be subject to forfeiture if the Company achieves certain earnings per share targets. Each grant of restricted common shares will be evidenced by one or more separate agreements between the Company and the grantee.
     A copy of the 2006 form of restricted shares grant agreement is attached hereto as Exhibit 99.3
Directors’ Restricted Shares Plan Grants
     On July 24, 2006, pursuant to the Directors’ Restricted Shares Plan, the Board of Directors of the Company granted each outside director 6,900 restricted common shares. These shares will vest and no longer be subject to forfeiture on August 24, 2007. The directors receiving the awards were: Richard E. Cheney, Avery S. Cohen, Jeffrey P. Draime, Sheldon J. Epstein, Douglas C. Jacobs, William M. Lasky and Earl L. Linehan. Each grant of restricted common shares will be evidenced by a separate agreement between the Company and the grantee.
     A copy of the 2006 form of Director’s restricted shares grant agreement is attached hereto as Exhibit 99.4

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.
Date: July 26, 2006	/s/ George E. Strickler
George E. Strickler
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Outside Directors’ Deferred Compensation Plan
99.2	Employees’ Deferred Compensation Plan
99.3	Form of 2006 Restricted Shares Grant Agreement
99.4	Form of 2006 Directors’ Restricted Shares Grant Agreement